As filed with the Securities and Exchange Commission on March 24, 2006

Registration No. 333−_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-3

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REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

(Exact name of registrant as specified in its charter)

Florida		65-0423422
(State of incorporation)		(IRS Employer Identification Number)

11760 U.S. Highway One, Suite 500 North Palm Beach, Florida 33408 (561) 630-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. DeFranco

Senior Vice President and Chief Financial Officer
11760 U.S. Highway One, Suite 500

North Palm Beach, Florida  33408

(561) 630-2400
(Name, address, including zip code, and telephone
number including area code, of agent for service)

Copy to:
Howard S. Burnston, Esq. Gunster, Yoakley & Stewart, P.A. 777 S. Flagler Drive, Suite 500-E West Palm Beach, FL 33411 (561) 650-0709

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant and the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Primary Offering: Common Stock, $.01 par value	$85,000,000	$9,095
Secondary Offering: Common Stock, $.01 par value	$15,000,000	$1,605
Overallotment: Common Stock, $.01 par value(3)	$15,000,000	$1,605

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(1)

There is being registered hereunder an indeterminate number of shares of common stock that (a) the Registrant may issue at various times and at indeterminate prices with an aggregate value of up to $85,000,000, (b) certain selling stockholders may offer and sell at various times and at indeterminate prices with an aggregate value of up to $15,000,000, and (c)  the Registrant may issue or certain selling stockholders may offer and sell at various times and at indeterminate prices pursuant to an option to acquire additional shares of common stock described in (3) below. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the Registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933.

(3)

The Registrant currently expects to grant an option to acquire additional shares of common stock in connection with the offerings made pursuant to this Registration Statement.  Should this option be exercised, an indeterminate number of shares of common stock at indeterminate prices, with an aggregate value not to exceed $15,000,000 will be issued by the Registrant, offered and sold by certain selling stockholders, or a combination thereof as determined by the Registrant at the time the option is exercised and will be allocated between the Primary Offering and Secondary Offering, as appropriate.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2006

Prospectus

$115,000,000

Common Stock

This prospectus relates to the offer and sale at various times in one or more offerings of shares of common stock of Bankrate, Inc. up to a total public offering price of $115,000,000. Of these shares of common stock, we may issue shares of our common stock with an aggregate value of $85,000,000, and certain selling stockholders may offer and sell at various times shares of our common stock with an aggregate value of up to $15,000,000. In addition, we currently expect to grant an option to acquire additional shares of common stock with an aggregate value of up to $15,000,000 from us, certain selling stockholders or a combination of both. We will not receive any proceeds from the sale of common stock by any selling stockholders.

We will provide a prospectus supplement that will contain specific information about the terms of each offering, including the identity of each selling stockholder and the amount of our common stock each selling stockholder will be selling. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

Our common stock is quoted on the Nasdaq National Market under the symbol “RATE.” The closing sales price of our common stock on the Nasdaq National Market on March 23, 2006 was $40.19 per share.

We and the selling stockholders may sell the shares through underwriters or dealers we select, through agents we select, directly to investors, or a combination of these methods. If we use underwriters, dealers or agents to sell shares of our common stock, we will name them and describe their compensation in a prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may issue to the public any part or all of the shares of common stock described in this prospectus, in one or more offerings, up to an aggregate amount of $85,000,000. Certain selling stockholders referred to in this prospectus and in supplements to this prospectus may also offer and sell shares of our common stock under this prospectus, in one or more offerings, up to an aggregate amount of $15,000,000. Additionally, shares of commons stock having an aggregate value of up to $15,000,000 may be sold to the public by us, certain selling stockholders, or a combination of both. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the shares of common stock we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the common stock being offered. Each time we sell common stock, we will provide a prospectus supplement that contains specific information about the terms of the common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”

We may sell the common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer common stock, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. Neither we, nor any other person on our behalf, is making an offer to sell or soliciting an offer to buy the common stock described in this prospectus or any prospectus supplement in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

References in this prospectus to “Bankrate,” “we,” “us” and “our” are to Bankrate, Inc., a Florida corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the public reference room of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.bankrate.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange, Act, prior to the termination of the offering under this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference into this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

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Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2005; and

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Current Report on Form 8-K filed on January 25, 2006; Amendment to Current Report on Form 8-K filed on February 14, 2006.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Bankrate, Inc.

11760 U.S. Highway One, Suite 500

North Palm Beach, Florida  33408

Attn:  Investor Relations

(561) 630-2400

Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

BANKRATE, INC.

We own and operate:

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Bankrate.com, an Internet-based consumer banking marketplace;

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Interest.com, a smaller, yet similar site;

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FastFind.com, an Internet-based lead aggregation firm; and

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Bankrate Print, which produces newspaper-based advertising and editorial products.

Our flagship Web site, Bankrate.com, is one of the Internet’s leading aggregator of information on more than 300 financial products, including mortgages, credit cards, automobile loans, money market accounts, certificates of deposit, checking and ATM fees and home equity loans. Additionally, we provide financial applications and information to a network of distribution partners. Bankrate.com provides the tools and information that can help consumers make better financial decisions. We regularly survey more than 4,800 financial institutions in all 50 states in order to provide the most current objective, unbiased rates. Over 550 print and online partner publications depend on Bankrate.com as a source for financial rates and information.

Thirty years ago, we began as a print publisher of the newsletter Bank Rate Monitor. Our rate tables provide, at no cost to the consumer, a detailed list of lenders by market and include relevant details to help consumers compare loan products. We continue to enhance our offerings in order to provide Bankrate.com users with the most complete experience. Features such as financial calculators and e-mail newsletters allow users to interact with our site. Our Rate Trend Index is a weekly poll of industry insiders designed to help consumers forecast interest rate trends.

In addition to traditional banking and loan products, our offerings include channels on investing, taxes, college finances, financial advice and insurance. Each channel offers a unique look at its particular topic. For example, Bankrate.com users can read advice and tips in the Tax channel, find a new 529 plan in the College Finance area or ask a financial expert a question in the Personal Finance channel.

Prior to 1996, and dating back to 1976, our principal business was the publication of print newsletters, the syndication of unbiased editorial bank and credit product research to newspapers and magazines, and advertising sales of the Mortgage Guide. The Mortgage Guide is a weekly newspaper-advertising table consisting of product and rate information from local mortgage companies and financial institutions. The Mortgage Guide appears weekly in over 500 U.S. metropolitan newspapers with combined single day circulation in excess of 40 million copies.

In 1996, we began our online operations by placing our editorially unbiased research on our Web site, Bankrate.com. By offering our information online, we created new revenue opportunities through the sale of graphical and hyperlink advertising associated with our rate and yield tables. In 1997, we implemented a strategy to concentrate on building these online operations.

We believe that the recognition of our research as a leading source of independent, objective information on banking and credit products is essential to our success. As a result, we have sought to maximize distribution of our research to gain brand recognition as a personal finance authority. We are seeking to build greater brand awareness of our Web site and to reach a greater number of online users.

In the fourth quarter of 2005, we acquired two companies, Wescoco LLC, d/b/a FastFind (“FastFind”) and Mortgage Market Information Services, Inc. and Interest.com (collectively, “MMIS/Interest.com”). We purchased FastFind, an Internet lead aggregator based in San Francisco, California to complement our online publishing business. We purchased MMIS/Interest.com, which publishes mortgage guides in over 300 newspapers and operates Interest.com, a Web site that publishes financial rates and information connecting consumers with lenders to expand our print and online publishing business, respectively.

In 2006, we are focusing on:

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optimizing our cost per thousand impressions and cost per clicks (“CPCs”) on Bankrate.com and Interest.com;

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integrating FastFind ad placements opportunistically on Bankrate.com and Interest.com;

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placing our CPC rate tables and FastFind’s lead generating capabilities on our co-brand partners’ Web pages;

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expanding our co-branded and affiliate relationships with other Web sites; and

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selling Certificates of Deposits and Deposit tables into our 450+ newspaper network.

We were founded in 1976. Our principal executive offices are located at 11760 U.S. Highway One, Suite 500, North Palm Beach, Florida  33408, and our telephone number at that location is (561) 630-2400. Our website is Bankrate.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for the year ended December 31, 2005 which has been filed with the SEC and is incorporated in this prospectus by reference in its entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference in this prospectus before purchasing our common stock. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements.

In addition to those risks discussed under Item 1A “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, factors that could cause our actual results to differ materially from those in the forward-looking statements, include, without limitation:

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the willingness of our advertisers to advertise on our Web sites;

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interest rate volatility;

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our ability to establish and maintain distribution arrangements;

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our ability to integrate the business and operations of companies that we have acquired, and those we may acquire in the future;

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our need and our ability to incur additional debt or equity financing;

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the effect of unexpected liabilities we assume from our acquisitions;

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the impact of resolution of lawsuits to which we are a party;

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the willingness of consumers to accept the Internet as a medium for obtaining financial product information;

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increased competition and its effect on our Web site traffic, advertising rates, margins, and market share;

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our ability to manage traffic on our Web sites and service interruptions;

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our ability to protect our intellectual property;

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the effects of facing liability for content on our Web sites;

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legislative or regulatory changes;

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the concentration of ownership of our common stock;

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the fluctuations of our results of operations from period to period;

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the strength of the U.S. economy in general;

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the accuracy of our financial statement estimates and assumptions;

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the effect of changes in the stock market and other capital markets;

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technological changes;

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changes in monetary and fiscal policies of the U.S. Government;

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changes in consumer spending and saving habits;

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changes in accounting principles, policies, practices or guidelines;

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other risks described from time to time in our filings with the SEC; and

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our ability to manage the risks involved in the foregoing.

However, other factors besides those listed above, or referred to under Item 1A “Risk Factors” of our annual report filed on Form 10-K for the year ended December 31, 2005, or otherwise discussed in this prospectus, also could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us or on our behalf speak only as of the date they are made. We do not undertake to update any forward-looking statement, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the common stock offered under this prospectus for general corporate purposes, including to fund future acquisitions of complementary products, technologies or companies. We have no current agreements or commitments with respect to any such acquisition. The timing and amount of our actual expenditures will be based on many factors, including our ability to identify products, technologies or companies to acquire, and to negotiate and enter into definitive agreements with respect to any future acquisition. We will not receive any proceeds from the sale of common stock by any selling stockholders.

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of our common stock. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale shares of our common stock that may be offered and sold from time to time by certain selling stockholders, including certain of our directors and officers.

These shares were originally issued in one or more of the following types of transactions:

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as founders’ shares in connection with our formation;

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through private offerings prior to our initial public offering;

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in our initial public offering; and

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through the exercise of options issued pursuant to our 1997 and 1999 Equity Compensation Plans, or as incentive grants outside of those plans.

Selling stockholders will be identified in a prospectus supplement. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

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the name of the selling stockholder;

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the nature of the position, office or other material relationship which the selling stockholder will have had within the prior three years with us or any of our affiliates;

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the number of shares of our common stock owned by the selling stockholder prior to the offering;

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the number of shares of our common stock to be offered for the selling stockholder’s account; and

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the amount and (if one percent or more) the percentage of shares of our common stock that will be owned by the selling stockholder after the completion of the offering.

PLAN OF DISTRIBUTION

The common stock being offered by this prospectus may be sold:

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through agents;

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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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directly to purchasers, through a specific bidding or auction process or otherwise; or

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through a combination of any such methods of sale.

The distribution of common stock may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq National Market or any other organized market where the shares may be traded. The common stock may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us or from selling stockholders, if any, or from the purchasers of the common stock. Selling stockholders, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents may from time to time solicit offers to purchase the common stock. If required, any agent involved in the offer or sale of common stock will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling common stock covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the common stock.

If underwriters are used in a sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of common stock, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the common stock.

If a dealer is used in the sale of the common stock, Bankrate, the selling stockholder, if any, or an underwriter will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We may directly solicit offers to purchase the common stock and we or the selling stockholders may make sales of common stock directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the common stock. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with Bankrate or the selling stockholders to indemnification by Bankrate or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Bankrate or the selling stockholders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Bankrate or their subsidiaries in the ordinary course of business.

Under the securities laws of some states, the common stock offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may permit certain of our stockholders or their pledgees or donees to sell our common stock pursuant to this prospectus in conjunction with an offering by us. The selling stockholders may only sell pursuant to this prospectus with our consent, which consent may be withheld in our sole discretion. If selling stockholders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling stockholders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another stockholder or a combination of such methods. Selling stockholders may also resell all or a portion of their common stock in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

Because selling stockholders may be deemed to be underwriters within the meaning of that term under the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

Any person participating in the distribution of our common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Until the distribution of the common stock is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the common stock. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the common stock pursuant to Regulation M under the Exchange Act. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more common stock than is set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing common stock in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters who sold that common stock as part of the offering. In general, purchases of a share of common stock for the purpose of stabilization or to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the common stock.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the common stock offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF THE CAPITAL STOCK

The following summary description of the rights of the holders of our common stock and preferred stock is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, the Florida Business Corporation Act (“FBCA”), and other applicable law.

Number of Shares; Par Value

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of February 28, 2006, there were 15,879,092 shares of common stock and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of our preferred stock, all rights to vote and all voting power is vested exclusively in the holders of our common stock. Each holder of our common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have no cumulative voting rights in any matters coming before them for a vote, including the election of directors.

Dividends

Subject to the rights of any of our preferred stock designated by the Board of Directors, all shares of our common stock are entitled to share equally in dividends from funds legally available for dividends, when, as and if declared by the Board of Directors.

Staggered Board

Our Articles of Incorporation provide that our Board of Directors is to be divided into three classes of directors. These classes are to be as nearly equal in number as is possible with the terms of all members of one class expiring each year. Successors to the class of directors whose term has then expired are chosen for a full term of three years.

Preemptive Rights

Neither our common stock nor any other class of our securities has any preemptive rights to subscribe for and purchase a proportionate share of any additional stock we may issue. Currently, there are no conversion, redemption, or sinking fund provisions applicable to our common stock.

Liquidation Rights

Upon our liquidation or dissolution, whether voluntary or involuntary, and after the holders of any of our preferred stock have been paid the amount they are entitled to receive or sufficient amounts are set aside for this purpose, holders of our common stock will have the right to share equally in our assets available for distribution to shareholders.

Appraisal Rights

Under Florida law, appraisal rights are available to shareholders in the case of some mergers or consolidations. Shareholders must follow detailed procedures as set forth in the FBCA in order to perfect their appraisal rights.

Transfer Agent

The transfer agent for our common stock is SunTrust Bank.

Anti-Takeover Provisions

Florida has enacted legislation that may deter takeovers of Florida corporations. The control share acquisition provisions of the FBCA generally provide that shares of common stock acquired in excess of 20% of the outstanding common stock of a Florida corporation will not possess any voting rights, unless these voting rights are approved by a majority vote of that corporation’s disinterested shareholders. These provisions could affect the voting rights afforded the common stock acquired in the future by any present or future holder of at least 20% of the outstanding common stock, provided that we do not opt out of these provisions of the FBCA. The provisions of the FBCA that relate to affiliated transactions generally require supermajority approval by disinterested shareholders or a majority of disinterested directors for specified affiliated transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation or their affiliates.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth and development of our business, and we do not anticipate paying cash dividends for the foreseeable future.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gunster, Yoakley & Stewart, P.A., West Palm Beach, Florida, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Bankrate, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference  herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Bankrate, Inc. acquired Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com on November 30, 2005 and December 1, 2005, respectively, and management excluded from its assessment of the effectiveness of Bankrate, Inc.’s internal control over financial reporting as of December 31, 2005, Wescoco LLC’s and Mortgage Market Information Services, Inc. and Interest.com’s internal control over financial reporting associated with total assets of $10,577,000 and $32,697,000 and total revenues of $166,000 and $1,271,000, respectively, included in the consolidated financial statements of Bankrate, Inc. and subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of Bankrate, Inc. also excluded an evaluation of the internal control over financial reporting of Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other expenses of issuance and distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by the Registrant in connection with a distribution of an assumed amount of $115,000,000 of common stock registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	$12,305
Printing and engraving fees*	5,000
Legal expenses*	100,000
Accounting fees and expenses*	60,000
NASD, Nasdaq and blue sky expenses*	24,382
Miscellaneous*	25,000
Total*	$226,687

——————

*

Estimated

Item 15.

Indemnification of directors and officers.

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) generally permits a Florida corporation to indemnify any of its officers and directors against any liability (including legal expenses) that they incur by being named a party to any threatened, pending or completed third party action, suit or proceeding by virtue of their service as an officer or director of the corporation.  Indemnification is permissible under the FCBA if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or if, in a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

If an officer or director is successful on the merits or in defense of such action, suit or proceeding, the FBCA requires a Florida corporation to indemnify that officer or director against expenses actually and reasonably incurred.  The FBCA also permits a corporation to pay the expenses incurred by an officer or director in defending a civil or criminal proceeding, in advance of final disposition of the proceeding if the officer or director undertakes to repay the amounts advanced if he or she is ultimately found not to be entitled to indemnification.

Notwithstanding the above, if a proceeding is brought by, or on behalf of the corporation, and an officer or director is adjudged liable to the corporation, indemnification is generally unavailable.  Further, indemnification and advancement of expenses may not be made to or on behalf of a director or officer if a judgment or other final adjudication establishes that such officer's or director's actions or omissions were material to the cause of action adjudicated and constitute (a) violations of criminal laws, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) transactions in which the officer or director derived an improper personal benefit, (c) in the case of a director, a circumstance that invokes the director liability provisions relating to unlawful distributions, payment of dividends, share repurchases or other distributions, or (d) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding brought by, or on behalf of, the corporation.

The indemnification provisions under the FBCA are not exclusive, and a Florida corporation may provide for indemnification and advancement of expenses in its bylaws, by agreement or by appropriate vote of shareholders.  Article IX of Bankrate’s Amended and Restated Bylaws provide for indemnification and advancement of expenses to the same extent provided under section 607.0850 of the FBCA. Bankrate is not a party to any indemnification agreements with its officers and directors.  Florida corporations have the power under the FBCA to purchase and maintain directors' and officers' insurance and Bankrate has obtained and currently intends to maintain directors’ and officers’ liability insurance policies providing customary coverage for its directors and officers.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or inaction regarding corporation management or policy unless he or she breached or failed to perform his or her duties as a director and that breach or failure to perform constitutes (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no cause to believe it was unlawful, (B) a transaction from which that director derived an improper personal benefit, directly or indirectly, (C) a circumstance that invokes the director liability provisions relating to unlawful distributions, payment of dividends, share repurchases or other distributions, (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, willful misconduct or a conscious disregard for the best interest of the, or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling Bankrate pursuant to the foregoing provisions, Bankrate has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

For a more detailed discussion of the manner in which Bankrate's directors and officers are insured or indemnified against liability that they may incur in their capacities as officers and directors, please refer to the relevant provisions of the FBCA and Bankrate's Amended and Restated Bylaws, as the discussion above is qualified in its entirety by those provisions.

Item 16. Exhibits.

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Articles of Incorporation	S-1/A	333-74291	3.1	4/16/1999
4.2	Articles of Amendment to Amended and Restated Articles of Incorporation	10-Q	333-25681	2.2	11/13/2000
4.3	Amended and Restated Bylaws	S-1/A	333-74291	3.2	4/16/1999
5.1	Opinion of Gunster, Yoakley & Stewart, P.A.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Gunster, Yoakley & Stewart, P.A. (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained on page II-5)					X

——————

*

To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

Item 17. Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(C)

that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d)

of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Palm Beach, Florida on March 24, 2006.

BANKRATE, INC.

By:	/s/ Thomas R. Evans
Thomas R. Evans President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Bankrate, Inc., a Florida corporation, do hereby constitute and appoint Thomas R. Evans, Robert J. DeFranco, and G. Cotter Cunningham, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, any supplements to this Registration Statement, and any subsequent registration statement filed by Bankrate, Inc. pursuant to Rule 462(b) of the Securities Act of 1933 which relates to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas R. Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2006
Thomas R. Evans

/s/ Robert J. DeFranco	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2006
Robert J. DeFranco

/s/ Peter C. Morse	Chairman of the Board	March 24, 2006
Peter C. Morse

/s/ William C. Martin	Director	March 24, 2006
William C. Martin

/s/ Robert P. O’Block	Director	March 24, 2006
Robert P. O’Block

/s/ Randall E. Poliner	Director	March 24, 2006
Randall E. Poliner

/s/ Richard Pinola	Director	March 24, 2006
Richard Pinola

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Articles of Incorporation	S-1/A	333-74291	3.1	4/16/1999
4.2	Articles of Amendment to Amended and Restated Articles of Incorporation	10-Q	333-25681	2.2	11/13/2000
4.3	Amended and Restated Bylaws	S-1/A	333-74291	3.2	4/16/1999
5.1	Opinion of Gunster, Yoakley & Stewart, P.A.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Gunster, Yoakley & Stewart, P.A. (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained on page II-5)					X

——————

*

To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.